UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization	File Number	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (214) 559-0300

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 15, 2009, Dorchester Minerals, L.P. (“DMLP”) executed a definitive agreement to acquire producing and nonproducing mineral and royalty interests located in Tarrant County, Texas from Tiggator, Inc., TRB Minerals, LP and West Fork Partners, L.P.  The properties consist of varying undivided mineral and overriding royalty interests in six tracts totaling approximately 1820 acres in what is commonly referred to as the Core Area of the Barnett Shale Trend. All of the mineral interests were leased in 2003 to a predecessor of Chesapeake Energy Corporation, the current operator of and majority working interest owner in the lease.

The transaction will be structured as a non-taxable contribution and exchange. The contributing entities will convey their undivided mineral and royalty interests in the tracts to DMLP and deliver cash in amount equal to net cash receipts since March 31, 2009.  DMLP will issue an aggregate of 1,600,000 units to the contributing entities from its Registration Statement on Form S-4. Consummation of the transaction is subject to usual and customary closing conditions and is expected to occur on June 30, 2009.

Item 7.01
 And 9.01                 Regulation FD Disclosure and Financial Statements and Exhibits

(a) and (b)  If required, we will file the financial statements and/or pro forma financial information required by Item 9.01(a) and/or (b) of   Form 8-K by amendment to this Current Report on Form 8-K on or prior to 71 calendar  days from the date we are required to report the transaction.

(d)           Exhibits

99.1	Press Release dated May 15, 2009. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference

In accordance with general instructions B.2 and B.6 of Form 8-K, the information disclosed in this report under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORCHESTER MINERALS, L.P.
Registrant

by  Dorchester Minerals Management LP
its General Partner,
by  Dorchester Minerals Management GP LLC
its General Partner

Date: May 15, 2009
By: /s/  William Casey McManemin
William Casey McManemin
Chief Executive Officer